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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Take-Two Interactive Software, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 TAKE-TWO INTERACTIVE SOFTWARE, INC.
622 Broadway
New York, New York 10012

Supplement, Dated April 3, 2009, to Proxy Statement, Dated March 2, 2009

ANNUAL MEETING OF STOCKHOLDERS
To Be Held On April 23, 2009

        On or about March 12, 2009, Take-Two Interactive Software, Inc. ("Take-Two" or the "Company") first made available to you a proxy statement, dated March 2, 2009 (the "Proxy Statement"), relating to an Annual Meeting of the Stockholders of Take-Two (the "Annual Meeting") to consider and vote upon the following matters, which are more fully described in the Proxy Statement: (1) the election as directors of the eight nominees named in the proxy statement; (2) the approval of the adoption of the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan (the "2009 Stock Incentive Plan"); (3) the approval of an amendment to the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock ("Common Stock") from 100 million to 150 million; (4) the ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending October 31, 2009; (5) a stockholder proposal, if properly presented at the Annual Meeting; and (6) such other business that may properly come before the Annual Meeting or any adjournment thereof. There is no change in the date, time or place of the Annual Meeting, and the proposals to be considered at the Annual Meeting contained in the Proxy Statement are unchanged by this supplement (this "Supplement"). The Annual Meeting will be held on April 23, 2009 at 10:00 a.m. local time at the W Hotel Union Square, 201 Park Avenue South, New York, New York.

Stockholder Litigation

        On March 7, 2008, Patrick Solomon, a stockholder of Take-Two, filed a purported class action complaint in the Court of Chancery of the State of Delaware (the "Delaware Court") against Take-Two and certain of its officers and directors (the "Solomon Stockholder Complaint"). The plaintiff contends that the defendants breached their fiduciary duties by, among other things, allegedly refusing to explore premium offers by Electronic Arts Inc. to acquire all of the Company's outstanding shares of Common Stock, enacting a bylaw amendment allegedly designed to entrench the current board by preventing stockholders from nominating and electing alternative directors, agreeing to an amendment (the "Second Amendment") to a management agreement with ZelnickMedia Corporation ("ZelnickMedia") and issuing a proxy statement for the 2008 annual meeting of stockholders that allegedly contained misleading and incomplete information. The Solomon Stockholder Complaint seeks preliminary and permanent injunctive relief, rescissory and other equitable relief and damages. After certain voluntary actions were taken by the Company, the plaintiff withdrew his motion for preliminary injunctive relief, and the annual meeting went forward as scheduled (and without any stockholders nominating directors or proposing business). In April 2008, St. Clair Shores General Employees Retirement System, a stockholder, filed a purported derivative action on behalf of the Company in the Delaware Court against our directors and ZelnickMedia. The allegations are essentially the same as those in the Solomon Stockholder Complaint, with an additional complaint about the "poison pill" of six months duration adopted by our board in March 2008, and an additional claim against ZelnickMedia for aiding and abetting the directors' alleged breach of fiduciary duty. Because the action was duplicative, the plaintiff agreed to stay all proceedings in the case in favor of the Solomon case. Also in April 2008, Michael Maulano, an alleged stockholder, filed a purported class action in New York Supreme Court, New York County, against us and our directors. This action was also stayed in favor of the Solomon Stockholder Complaint. We believe the claims lack merit.

        On December 19, 2008, the plaintiff filed a supplement to the Solomon Stockholder Complaint, which added ZelnickMedia as a defendant. The supplement contained allegations that the disclosure concerning ZelnickMedia's compensation under the Second Amendment was misleading and incomplete and that the Board of Directors established and maintained an inappropriate record date for the 2008 annual meeting of stockholders. The supplement sought, among other things, to invalidate the amendment to the Incentive Stock Plan that stockholders of the Company approved at the 2008 annual meeting, the Second

Amendment and the grant of 1,500,000 shares of restricted Common Stock to ZelnickMedia on June 13, 2008 pursuant to the terms of the Second Amendment.

        On February 17, 2009 the Company, the directors and ZelnickMedia filed motions to dismiss in their entirety all claims in both the Solomon Stockholder Complaint and the December 19, 2008 supplement to that complaint. On March 4, 2009, the plaintiff filed a motion for leave to file a second supplement to the Solomon Stockholder Complaint. The proposed second supplement contained additional allegations of breaches of fiduciary duties by the directors, and alleged misleading and incomplete disclosure in the Proxy Statement, including allegations similar to those raised in the December 19, 2008 supplement to the Solomon Stockholder Complaint with respect to the 2008 annual meeting. The proposed second supplement also sought to enjoin the vote on the 2009 Stock Incentive Plan at the Annual Meeting and a declaration that the 2009 Stock Incentive Plan is invalid and void.

        On April 3, 2009, the Company entered into a settlement in principle of the Solomon Stockholder Complaint and the two supplements to the Solomon Stockholder Complaint, subject to approval by the Delaware Court. The settlement provides, among other things, for additional disclosure which is contained in this Supplement to the Proxy Statement. The Settlement does not provide for a payment of monetary damages to the plaintiff or the purported class. The Company intends to oppose any application by the plaintiff's counsel for fees and expenses and expects that any award of fees or expenses will be covered by the Company's existing insurance policies. The Company, the directors and ZelnickMedia believe that the claims in the Solomon Stockholder Complaint and the two supplements are wholly without merit, but have entered into the settlement arrangement solely to save the time and expense of continued litigation.

        Neither Take-Two nor any of its directors and officers believes that the Proxy Statement was misleading or incomplete in any material respect. Nevertheless, to avoid any argument that any information contained in the Proxy Statement was misleading or incomplete and in connection with the settlement of the Solomon Stockholder Complaint, the Company is providing you with this Supplement.

        This Supplement is being made available to Take-Two stockholders who are entitled to vote at the Annual Meeting to be held on April 23, 2009. All holders of record of Common Stock at the close of business on the record date, February 25, 2009, are entitled to vote at the Annual Meeting and any adjournment thereof. The record date to determine stockholders entitled to notice of and to vote at the Annual Meeting has not been changed by this supplement and remains fixed at February 25, 2009.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED OF THE TRANSACTIONS DESCRIBED IN THIS SUPPLEMENT OR DETERMINED IF THE INFORMATION CONTAINED IN THIS SUPPLEMENT IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The information contained in this Supplement should be read in conjunction with the Proxy Statement, Take-Two's Annual Report on Form 10-K for the fiscal year ended October 31, 2008 and Quarterly Report on Form 10-Q for the quarterly period ended January 31, 2009, including the information set forth under the heading "Risk Factors" in each of the Annual Report and the Quarterly Report. Except as described in this Supplement, the information provided in the Proxy Statement continues to apply. To the extent that information in this Supplement differs from, updates or conflicts with information contained in the Proxy Statement, the information contained in this Supplement supersedes the information contained in the Proxy Statement. The preparation, filing with the Securities and Exchange Commission and distribution to stockholders of this Supplement, including the information contained herein, is not, and shall not be deemed to be, an admission by Take-Two or any of its directors or officers that the information contained in the Proxy Statement was incomplete or misleading, or that the Proxy Statement otherwise contained a misrepresentation or omission of a material fact.

        YOUR BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF THE NOMINATED DIRECTORS, THE APPROVAL OF THE ADOPTION OF THE TAKE-TWO INTERACTIVE SOFTWARE, INC. 2009 STOCK INCENTIVE PLAN, THE APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION AND THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP ARE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND, ACCORDINGLY, RECOMMENDS A VOTE "FOR" THE APPROVAL OF THESE PROPOSALS. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "AGAINST" THE STOCKHOLDER PROPOSAL.

        IF YOU ALREADY HAVE VOTED AND YOU NOW WISH TO CHANGE YOUR VOTE IN VIEW OF THE SUPPLEMENTAL INFORMATION CONTAINED HEREIN, YOU MAY DO SO BY FOLLOWING THE INSTRUCTIONS BELOW.

        If you received a Notice of Internet Availability of Proxy Materials ("Notice"), you may change your vote via the Internet by following the voting instructions contained in the Notice.

        If you received a full set of proxy materials and your shares are registered directly with American Stock Transfer & Trust Company you may change your vote via the Internet at www.proxyvote.com. Although we encourage you to vote via the Internet, you may also sign and date a new paper proxy card and return it in the prepaid envelope.

        If you hold your shares through a stock broker, nominee, fiduciary or other custodian and you already have provided instructions to your custodian, you should provide new instructions following the procedures provided by your custodian. Votes submitted via the Internet through the Broadridge program must be received by 11:59 p.m. (Eastern Time) on April 22, 2009.

        If you are a registered holder, you may also change your vote by voting in person at the Annual Meeting by delivering a written notice of revocation dated after the date of your initial proxy to Take-Two's Corporate Secretary or by delivering another proxy dated after the previous proxy. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked, unless you specifically so request.

        IF YOU DO NOT WISH TO CHANGE YOUR VOTE, YOU SHOULD DO NOTHING. If you indicate when voting on the Internet that you wish to vote as recommended by the Board of Directors or if you return your signed proxy but do not indicate your voting preferences, your shares will be voted in the manner recommended by the Board of Directors of the Company.

        Any written revocation of a proxy should be addressed to Take-Two Interactive Software, Inc., Attention: Corporate Secretary, 622 Broadway, New York, New York 10012. All other communications in connection with the Proxy Statement and any requests for additional copies of this Supplement or the Proxy Statement or the proxy card should be addressed to Take-Two Interactive Software, Inc., Attention: Investor Relations, 622 Broadway, New York, New York 10012.

        We urge you to read this Supplement carefully and in its entirety, together with the Proxy Statement.

        This Supplement is dated April 3, 2009 and is first being made available to Take-Two stockholders on or about April 9, 2009.

        References to sections and subsections herein are references to the corresponding sections and subsections in the Proxy Statement and references to page numbers herein are references to page numbers in the Proxy Statement. Capitalized terms used in this Supplement that are not defined herein have the meanings given to them in the Proxy Statement.

 IMPORTANT NOTICE REGARDING THE AVAILABILITY
OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING
TO BE HELD ON APRIL 23, 2009

        This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Proxy Statement, a Supplement to the Proxy Statement and the 2008 Annual Report to Stockholders is available at
www.proxyvote.com.

ADOPTION OF THE 2009 STOCK INCENTIVE PLAN (Proposal 2) (page 11)

Differences Between the 2009 Stock Incentive Plan and Existing Equity Plans

        The following is a summary of the material differences between the 2009 Stock Incentive Plan, on the one hand, and the 2002 Option Plan and Incentive Stock Plan, on the other hand.

  •
  Types of Awards.  The 2009 Stock Incentive Plan provides for the granting of stock options, stock appreciation rights, restricted stock, and other stock-based awards. The 2002 Option Plan provides for the granting only of stock options and does not provide for the granting of restricted shares or other forms of equity compensation. The Incentive Stock Plan provides for the granting of restricted stock, deferred stock and other stock-based awards, but does not provide for the granting of stock options.

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  Performance-Based Awards.  The 2009 Stock Incentive Plan is designed to provide performance-based awards that comply with the "performance-based compensation" exception under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, Code Section 162(m) disallows a Federal income tax deduction to any publicly held corporation for compensation paid in excess of $1,000,000 in any taxable year to the chief executive officer and any of the corporations four other highly compensated executive officers, other than the chief financial officer. Accordingly, the 2009 Stock Incentive Plan provides for annual limits on the number of shares of Common Stock that may be granted subject to any award of stock options, stock appreciation rights or other stock-based awards or shares of restricted stock for which the grant of such award or the lapse of the relevant restriction period is subject to the attainment of performance goals. The 2009 Stock Incentive Plan also provides a list of specific performance goals that the Committee will select from when setting the performance goals for any performance-based award. The Incentive Stock Plan provides for performance-based awards, however, the Incentive Stock Plan is not designed to provide awards that comply with Code Section 162(m). The 2002 Option Plan does not provide for performance-based awards.

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  Detrimental Activity.  The 2009 Stock Incentive Plan provides that, unless otherwise determined by the Committee, all awards granted under the 2009 Stock Incentive Plan will be subject to termination, forfeiture and recovery in the event that the participant engages in Detrimental Activity, which includes provisions restricting disclosure of confidential information, taking actions that would permit the Company to terminate the participant for cause, and restrictions on solicitation of the Company's employees and customers and disparagement of the Company or its affiliates or their past and present officers, directors, employees or products. The 2002 Option Plan and the Incentive Stock Plan do not include a similar provision with respect to Detrimental Activity.

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  Administration.  The 2009 Stock Incentive Plan provides that the Committee may designate employees of the Company and its affiliates and professional advisors to assist the Committee in the administration of the Plan and may grant authority to officers and employees of the Company and its Affiliates to execute agreements and other documents on behalf of the Company relating to the grant of awards. The Committee may also delegate to the Chief Executive Officer, the authority to grant up to 10,000 shares to any such individual during any fiscal quarter or up 100,000 shares in the aggregate during any fiscal quarter to certain eligible employees or consultants. The 2002 Option Plan provides that the Board of Directors or the Committee may delegate administrative duties to one or more of its members or to one or more agents, and the Board of Directors or the Committee may, or any person to whom it has delegated duties as aforesaid may, employ or engage one or more persons to render advice with respect to any responsibility the Board of Directors or the Committee or such person may have under the 2002 Option Plan. The Incentive Stock Plan does not specifically provide for delegation by the Committee, but does provide the Committee has the authority to supervise the administration of the Incentive Stock Plan.

  •
  Indemnification.  The 2009 Stock Incentive Plan provides that each employee or officer of the Company or an affiliate and any member or former member of the Committee or Board shall be indemnified and held harmless to the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and By-laws against any cost or expense (including reasonable attorneys' fees reasonably acceptable to the Committee) arising out of any act or omission to act in connection with the administration of the Plan except for actions involving fraud or bad faith conduct. This indemnification will not apply to the actions or determinations made by an individual with regard to Awards granted to him or her under the 2009 Stock Incentive Plan. The 2002 Option Plan and Incentive Stock Plan do not include a similar provision with respect to indemnification.

  •
  Governing Law.  The 2009 Stock Incentive Plan is governed by Delaware law whereas the Incentive Stock Plan is governed by New York law and the 2002 Option Plan does not specify a governing law.

        The foregoing description of the material differences between the 2009 Stock Incentive Plan, on the one hand, and the 2002 Option Plan and Incentive Stock Plan, on the other hand, is qualified in its entirety by reference to the full text of such plans. The full text of the 2009 Stock Incentive Plan is attached as Annex A to the Proxy Statement. The text of the Incentive Stock Plan is filed as Annex A to the Company's proxy statement for its annual meeting of stockholders held on April 17, 2008, filed with the SEC on February 28, 2008. The text of the 2002 Option Plan is filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2005, filed with the SEC on September 8, 2005. The Company will furnish copies of these documents, without charge, to any stockholder upon written request to Take-Two Interactive Software, Inc., 622 Broadway, New York, NY 10012, Attn: Investor Relations.

ADOPTION OF THE 2009 STOCK INCENTIVE PLAN (Proposal 2)—Eligibility and Types of Awards (page 12)

        The Management Agreement, as amended to date, sets forth the compensation which ZelnickMedia is entitled to receive during the term of the Management Agreement, which currently expires on October 31, 2012. Although ZelnickMedia is a consultant to the Company and, accordingly, is eligible to receive equity awards under the 2009 Stock Incentive Plan, the Board of Directors and the Compensation Committee currently do not intend to grant any additional equity awards to ZelnickMedia during the term of the Management Agreement, consistent with the intent of the Second Amendment which provides that the Management Agreement will not be further revised during its term. Although Section 3.6(a)(i) of the 2009 Stock Incentive Plan permits the Committee to delegate to the Company's Chief Executive Officer the authority to grant awards to consultants, the Compensation Committee, pursuant to its charter, must approve the compensation of the Company's executive officers (as defined in the Exchange Act). Accordingly, the Committee may not delegate such authority to any Chief Executive Officer who is affiliated with ZelnickMedia for purposes of granting any awards to ZelnickMedia.

ADOPTION OF THE 2009 STOCK INCENTIVE PLAN (Proposal 2)—Awards to Non-Executive Officers and Employees (page 18)

        In the event Proposal 2 is not approved by the stockholders of the Company at the Annual Meeting, the grants of restricted stock to certain employees of the Company's Rockstar Games publishing label will not be made and, in lieu thereof, the Company will be obligated to pay to such employees an aggregate amount equal to 2,849,003 multiplied by the greater of (i) $11.23 and (ii) the average closing price of the Common Stock for the 20 consecutive trading days ending on the trading day immediately prior to the date of the Annual Meeting. The $11.23 per share amount of cash in lieu of each share of restricted stock was set based on the average closing price of the Common Stock over the 20 trading days ending on the trading day immediately prior to December 12, 2008, the date on which the Company entered into a new incentive compensation program for its Rockstar Games publishing label and new long-term employment agreements with certain members of the creative team of the Rockstar Games' publishing label. On April 1, 2009, the closing price of the Common Stock was $8.47.

ADOPTION OF THE 2009 STOCK INCENTIVE PLAN (Proposal 2)—Award to New Executive Officer (page 18)

        Award to New Executive Officer.    Subject to, and effective on the date of, the stockholders' approval of the adoption of the 2009 Stock Incentive Plan, the Committee has approved the grant of restricted stock under the 2009 Stock Incentive Plan to Manuel Sousa, our newly hired Executive Vice President—Human Resources, in two tranches having a value of $175,000 of restricted stock each. The first tranche is subject to time-based vesting conditions and will be granted, subject to the stockholders' approval of the 2009 Stock Incentive Plan, on the fifth trading day following the filing of the Company's Quarterly Report on Form 10-Q for its second fiscal quarter ending April 30, 2009 (currently anticipated to be in June 2009). The second tranche is subject to time-based and performance-based vesting conditions and will be granted, subject to the stockholders' approval of the 2009 Stock Incentive Plan, on the fifth trading day following the filing of the Company's Annual Report on Form 10-K for its fiscal year ending October 31, 2009 (currently anticipated to be in December 2009). The number of shares of restricted stock to be granted on each grant date will be determined by dividing the dollar value of restricted stock to be granted on such grant date by the average closing price of the Common Stock for the 10 consecutive trading days ending on the trading day immediately prior to such grant date.

ADOPTION OF THE 2009 STOCK INCENTIVE PLAN (Proposal 2)—Awards to Non-Employee Directors (page 18)

        Awards to Non-Employee Directors.    Subject to, and effective on the date of, the stockholders' approval of the 2009 Stock Incentive Plan, the Board has approved the grant of restricted stock under the 2009 Stock Incentive Plan having an aggregate value of $272,500 to the non-employee directors of the Company. These grants of restricted stock are pursuant to the previously approved director compensation arrangements, as described in the Proxy Statement, but are being granted subject to stockholders' approval of the 2009 Stock Incentive Plan because no shares remain available for grant under the Company's existing Incentive Stock Plan. The number of shares of restricted stock will be determined based on the greater of (i) $6.63 (i.e., the average closing price of the Common Stock for the 10 consecutive trading days ending on the trading day immediately prior to the fifth trading day following the filing of the Company's Quarterly Report on Form 10-Q for its first fiscal quarter ended January 31, 2009 (which was March 18, 2009), the date on which the stock would have originally been granted had shares been available), and (ii) the average closing price of the Common Stock for the 10 consecutive trading days ending on the trading day immediately prior to the fifth trading day following the filing of the Company's Quarterly Report on Form 10-Q for its second fiscal quarter ending April 30, 2009 (currently anticipated to be in June 2009), the date on which the stock will actually be granted if stockholders approve the 2009 Stock Incentive Plan. As a consequence, the non-employee directors will receive at a maximum the number of shares based on the March 2009 share price and will receive fewer shares if the June 2009 stock price is higher than the March 2009 stock price.

EXECUTIVE COMPENSATION—Management and Employment Agreements—ZelnickMedia Corporation (page 44)

Peer Group Comparison

        The Proxy Statement contains a description of the Management Agreement which includes a description of the grants of restricted stock that were made to ZelnickMedia in June 2008 and the other compensation payable to ZelnickMedia under the Management Agreement. In addition to the information contained in that description, additional information concerning the compensation of ZelnickMedia pursuant to the Management Agreement is contained in a proxy supplement dated March 26, 2008, which was mailed to the stockholders of the Company in connection with the Company's 2008 annual meeting of stockholders (the "2008 Proxy Supplement"). The 2008 Proxy Supplement includes a description of the review conducted by Watson Wyatt Worldwide ("Watson Wyatt"), a global human resources consulting firm, of ZelnickMedia's compensation package relative to market reference points as well as governance and plan design considerations. In connection with its review, Watson Wyatt utilized three sources as comparators. The primary source was a peer group of comparably sized companies in the entertainment and video game sectors. This information was supplemented by an analysis of data from (i) a broader group of companies using Institutional Stockholder Services ("ISS") reports relating to share usage as a percentage of total shares outstanding and (ii) a small sample of turnaround companies.

        In performing its competitive market analysis, Watson Wyatt performed a peer group analysis of total compensation paid by the following 12 companies to their five highest paid executives (the "Regular Peer Group"):

•	Marvel Entertainment Inc.	•	Sinclair Broadcast Group Inc.
•	THQ Inc.	•	Electronic Arts Inc.
•	DreamWorks Animation Inc.	•	EMI Music Group
•	Activision Inc.	•	Hasbro Inc.
•	Leapfrog Enterprises Inc.	•	Lions Gate Entertainment
•	EW Scripps	•	Warner Music Group Corp.

        For the purpose of this comparison, the ZelnickMedia team (consisting of Mr. Zelnick as Executive Chairman, Mr. Feder as Chief Executive Officer and Mr. Slatoff as Executive Vice President), together with Lainie Goldstein, the Company's Chief Financial Officer, Seth Krauss, the Company's Executive Vice President and General Counsel and Gary Dale, the Company's then Executive Vice President were considered to be equivalent to the top five executives for each Regular Peer Group.

        Watson Wyatt also evaluated the then proposed equity grants to ZelnickMedia by reviewing the equity stake as a percentage of the total number of shares of Common Stock outstanding, considering both the "run rate" and the "burn rate." The run rate is computed by dividing the total number of shares granted (regardless of the type of equity award) during a particular period by the total number of shares of Common Stock outstanding. The burn rate is computed by dividing the number of shares underlying stock option grants plus the number of shares of restricted stock granted during a particular period by the number of shares of Common Stock outstanding. In the burn rate calculation, the number of shares of restricted stock is multiplied by a factor of two to reflect the greater value of a share of restricted stock over a stock option. When calculating the burn rates for the Company Executive Group, Watson Wyatt included the grant of options to purchase 2,009,075 shares of common stock to ZelnickMedia in 2007, the then proposed grant of 1,500,000 shares of restricted stock to ZelnickMedia in 2008 and all grants and expected grants to the three executive officers of the Company unaffiliated with ZelnickMedia, and assumed no further grants to ZelnickMedia through 2010. The results of Watson Wyatt's review included the following data points:

  •
  The aggregate amount of equity granted to the Company Executive Group was near the high end of the amount of equity granted to the top five executive officers at the other companies in the Regular Peer Group.

  •
  The per annum run rate for the Company would be 1.2%, which is just below the highest company in the Regular Peer Group, which had a three-year average run rate of 1.3%.

  •
  The per annum burn rate for the Company would be 1.7%, which is close to, but higher than, the highest company in the Regular Peer Group, which had a three-year average burn rate of 1.4%.

  •
  The per annum present value of the equity grants for the Company would be $10.9 million, which is near the highest present value reported in 2006, which was $11.0 million.

        It should be noted that the evaluation of the then proposed equity grants to ZelnickMedia was conducted by Watson Wyatt for the specific purpose of providing information with respect to such grant relative to various market reference points to the Compensation Committee. Although Watson Wyatt employed a similar methodology as that utilized by RiskMetrics Group to calculate run rate and burn rate, there were certain differences between the specific formulae used by Watson Wyatt and those typically used RiskMetrics Group. Furthermore, when calculating run rate and burn rate, RiskMetrics typically includes all equity grants across the Company, rather than only the equity grants to the top executives of a company. Accordingly, the reader is cautioned not to draw any conclusions from a comparison between the data points calculated by Watson Wyatt and those calculated by RiskMetrics Group.

Targets for Vesting of Performance-Based Restricted Stock

        As described on page 47 of the Proxy Statement, a total of 1,500,000 shares of restricted stock were granted to ZelnickMedia on June 13, 2008, 900,000 shares of which were subject to performance-based vesting criteria in four annual installments. The vesting criteria are (i) the achievement of a price per share of Common Stock which would place the stockholder return on the Common Stock in the 75th percentile of the stockholder returns of all of the companies in the NASDAQ Industrial Index, and (ii) the Management Agreement not being terminated prior to the achievement of the applicable performance goal for the applicable vesting date.

        The first installment of shares of performance-based restricted stock, eligible to vest on June 13, 2009, will vest only if the stockholder return on the Common Stock over the period from June 13, 2008 through June 13, 2009 is greater than or equal to the stockholder return of at least 75% of the companies included in the NASDAQ Industrial Index, whether or not the price of the Common Stock exceeds the base price. The "base price" of the Common Stock on which stockholder returns will be measured is $24.77, representing the average closing price of the Common Stock for each trading day during the 90-day period ended on the day immediately prior to June 13, 2008. The average market price of the Common Stock for each of the ten trading days ended on (and including) April 1, 2009, was $8.44, representing a 66% decrease from the "base price" of the Common Stock.

        If the first installment of shares of performance-based restricted stock does not vest on June 13, 2009, it may nonetheless vest on June 13, 2010, June 13, 2011 or June 13, 2012 if the performance-based criteria described above are achieved over the two-year period ending on June 13, 2010, the three-year period ending June 13, 2011 or the four-year period ending June 13, 2012, respectively. Similarly, the vesting of the remaining shares of performance-based restricted stock will be dependent on the performance of the Common Stock for the period from June 13, 2008 through the applicable vesting date exceeding or equaling the performance of the stocks of 75% of the companies in the NASDAQ Industrial Index over such period of time. Thus, the vesting of shares of performance-based restricted stock, including pursuant to the retest features for shares that do not vest on the date when they were originally eligible for vesting, will be on a cumulative basis measured from June 13, 2008 through the applicable vesting date. In addition, all shares of restricted stock will vest on a change in control of the Company as set forth in the applicable grant agreement.

        The Company expresses no opinion on the likelihood of the vesting of shares of performance-based restricted stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS—ZelnickMedia Management Agreement (page 52)

        In fiscal 2008, the Company paid to ZelnickMedia a management fee of $1,770,833 and a bonus of $1,770,833, and recognized compensation expense $2,226,740 related to stock awards and $11,253,877 related to option awards to ZelnickMedia as determined in accordance with FAS 123R resulting in total compensation expense of $17,022,283. The maximum aggregate dollar amount of cash compensation payable by the Company to ZelnickMedia during the four years remaining in the term of the Management Agreement is $20,000,000, consisting of fees of $10,000,000 and annual bonuses of up to $10,000,000 in the aggregate. The current value of the shares of restricted stock granted to ZelnickMedia, assuming all time-based and performance-based vesting conditions are satisfied, is $12,705,000, based on the closing stock price of the Common Stock on April 1, 2009 of $8.47. The exercise price of the stock options granted to ZelnickMedia is greater than the current market price of the Common Stock.

RECENT DEVELOPMENTS

        On April 1, 2009 the Company announced that it entered into two separate settlement agreements with the SEC and the District Attorney, New York County, New York (the "District Attorney"), both of which relate to previously disclosed investigations of the Company's historical stock option granting practices.

        Without admitting or denying the SEC's allegations, the Company agreed to pay a civil penalty of $3.0 million, and has stipulated to an injunction against future violations of certain provisions of the federal securities laws. The settlement is subject to approval by the United States District Court for the Southern District of New York. If court approval is obtained, the settlement will conclude the SEC's investigation of this matter with respect to the Company.

        As part of the settlement agreement with the District Attorney, the Company acknowledged that certain of its former directors and officers engaged in certain illegal behaviors related to the historical granting of stock options, and the District Attorney agreed not to prosecute the Company or its corporate subsidiaries for conduct related thereto. In addition, the Company agreed to pay $300,000 to the District Attorney for reimbursement of costs related to the District Attorney's investigation, to undergo a review of its corporate governance structure by external legal counsel, and to hire an administrator for its stock plan.

        The Company previously accrued the estimated expense for these settlements in its fourth quarter of fiscal 2008. The other civil litigation related to the Company's historical stock option granting practices remains outstanding.

*    *    *    *    *

TAKE-TWO INTERACTIVE SOFTWARE, INC.
ATTN: INVESTOR RELATIONS
622 BROADWAY
NEW YORK, NY 10012

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

TAKTW1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TAKE-TWO INTERACTIVE SOFTWARE, INC.		For	Withhold	For All
		All	All	Except
THE BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” PROPOSALS 1, 2, 3 AND 4, AND “AGAINST”
PROPOSAL 5.		☐	☐	☐
Vote On Directors
1.	ELECTION OF DIRECTORS
Nominees:
01) Ben Feder
02) Strauss Zelnick
03) Robert A. Bowman
04) Grover C. Brown
05) Michael Dornemann
06) John F. Levy
07) J Moses
08) Michael Sheresky

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote On Proposals		For	Against	Abstain

2.	Approval of the adoption of the Take-Two Interactive Software, Inc. 2009 Stock Incentive Plan.	☐	☐	☐

3.	Approval of an amendment to the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock from 100 million to 150 million.	☐	☐	☐

4.	Ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2009.	☐	☐	☐

The Board of Directors Recommends a Vote “AGAINST” Proposal 5

5.	A stockholder proposal, if properly presented at the Annual Meeting.	☐	☐	☐

6.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

For address changes and/or comments, please check this box and write them on the back where indicated. ☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted “FOR” Proposals 1, 2, 3 and 4, and “AGAINST” Proposal 5. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

TAKTW2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

APRIL 23, 2009

The stockholder(s) hereby appoint(s) Ben Feder, Seth Krauss and Daniel Emerson, or any one of them acting individually, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Take-Two Interactive Software, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., local time on April 23, 2009, at the W Hotel Union Square, 201 Park Avenue South, New York, New York, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S).  IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSALS 2, 3 AND 4, AND AGAINST PROPOSAL 5.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

QuickLinks

TAKE-TWO INTERACTIVE SOFTWARE, INC. 622 Broadway New York, New York 10012
ANNUAL MEETING OF STOCKHOLDERS To Be Held On April 23, 2009
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON APRIL 23, 2009
The Proxy Statement, a Supplement to the Proxy Statement and the 2008 Annual Report to Stockholders is available at www.proxyvote.com .